CONSENT OF COUNSEL

We hereby consent to the use of our name as legal counsel in this Annual Report filed on Form 10-KSB pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") by Leapfrog Smart Products, Inc..

NADEAU & SIMMONS, P.C.

/S/ Nadeau & Simmons, P.C.
NADEAU & SIMMONS, P.C.

Providence, RI
March 31, 2001